                                                                    EXHIBIT 10.2

                             CONSULTING AGREEMENT

    AGREEMENT effective as of May 1, 2000, by and between FOCUS Enhancements, Inc., a Delaware corporation, having as its principal business address 600 Research Drive, Wilmington, Massachusetts 01887 (hereinafter referred to as the "Company") and Thomas L. Massie, having a residence at 6 Jonas Stone Circle, Lexington, MA 02173 (hereinafter referred to as "Consultant").

RECITALS:

     WHEREAS, Consultant has certain skills and abilities that may be useful to the Company.

     WHEREAS, Consultant is an independent contractor willing to provide services to the Company for the period contemplated by this Agreement.

TERMS AND CONDITIONS:

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, receipt and adequacy whereof is hereby acknowledged, the parties hereto hereby agree as follows:

     1. Retention of Consultant. The Company hereby retains Consultant solely as
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an independent contractor and not as an employee, and Consultant hereby accepts such retention upon the terms and conditions hereinafter set forth. Company shall provide Consultant with a laptop computer, access to reasonable secretarial support adequate for the performance of his/her duties hereunder as well as pay for a telephone line and a facsimile line located at Consultant's home for use in Company business, but is not responsible for permanent office space.

     2. Term.  Subject to the provisions for termination as hereinafter
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provided, the term of this Agreement shall begin as set forth above and shall terminate no later than one year from such date unless extended by Company and Consultant. All work performed under such an extension shall remain subject to these terms and conditions.

     3. Compensation. For all services rendered by Consultant under this
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Agreement, the Company shall pay Consultant eleven thousand ($11,000) dollars per month paid semi-monthly. Travel costs, if any, that exceed the travel budget established by the Company for Consultant must be pre-approved by an officer of Company and all travel and related expenses must comply with Company's travel and expense policies. In addition, Consultant's options, as evidenced by the optionee statement attached hereto as Exhibit A, shall continue to vest during the term of this Agreement or while Consultant is a member of the Board of Directors, whichever is longer. If payment is not transmitted to Consultant within thirty (30) days following the last day of the calendar month for which the compensation is owed, Company agrees to prepay the balance of payments to Consultant in lump sum through April 30, 2001. The obligation to pay Employee $120,000 in accordance with the terms hereof shall be absolute.

     4. Duties. The Consultant is being retained to provide consultation to
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Company. Consultant shall during the term hereof use his best efforts to assist the Company in all financial matters for which the Company requests his assistance including, but not limited to, long term raising capital, financial planning, product planning, mergers and acquisitions, chairing the Company's Product Committee, and recruit a new president for Company. It is required that Consultant be available to perform its duties under this Agreement at such times as the Company reasonably requires from time to time. Company agrees, however, that nothing herein shall limit Consultant from accepting full-time employment or other consulting assignments with third party companies provided that in such engagements Consultant complies with Sections 2.2 through 2.6 of the employment contract between Consultant and Company which has been terminated as of the date hereof.

     5. Extent of Services: Confidentiality. Consultant shall devote such time,
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attention and energies to its duties hereunder as are required. In connection with the performance of consulting services for Company, it is understood that the Company may disclose to Consultant, or Consultant may have access to Company's "Confidential Information" (as hereinafter defined). As used herein, the term "Confidential Information" shall mean any and all proprietary or confidential information, whether or not developed by Consultant, including, without limitation: (i) any and all software programs, derivative works, products and other results of the services performed by Consultant on a Company project (together the "Work Product"); (ii) any and all technical information of Company, including, without limitation, product data and specifications, know-how, formulae, the source code, and other software information, processes, inventions, research projects, and product development; (iii) any and all business information of or relating to Company that is not known to the general public, including, without limitation, accounting and financial information, sales and marketing information, research, investment analyses, investment strategies and techniques, investment transactions and holdings, clients, personnel, shareholders, and information concerning funds and clients advised by Company, "know-how" and information, data and material used or licensed by the Company, including, but not limited to computer software, programming, research, financial information and analyses, and the like and documentation relating thereto; (iv) any and all employee information of Company; and (v) confidential information disclosed to Company by third parties. Consultant acknowledges and agrees that the Confidential Information constitutes valuable trade secrets of Company. Company and Consultant agree that a separate confidentiality agreement has been executed between the parties and that to the extent there is a conflict between the provisions of this Agreement and the confidentiality agreement, the terms of the confidentiality agreement shall apply.

     Consultant shall not disclose any Confidential Information to any third party, nor shall Consultant use any Confidential Information for any purpose other than the performance of Consultant's services for the Company. All materials furnished to Consultant by the Company shall be considered Confidential Information, shall remain the property of the Company and shall be returned to the Company promptly upon the termination of this Agreement or at the Company's earlier request. Consultant shall not copy, reproduce or appropriate for its benefit or the benefit of any third party, any of the Confidential Information.

     Consultant's obligations under this section will continue for each item of Confidential Information until such time as Consultant can show that such item of Confidential Information (i) is or becomes publicly available other than as a result of any act or failure to act by Consultant; (ii) was known to Consultant, without an obligation to keep it confidential, prior to Consultant's receipt of such item of Confidential Information from Company; or (iii) has legally and properly been received by Consultant from a person other than Company, through no breach of any agreement with Consultant or Company and without an obligation to keep it confidential. Consultant acknowledges that the Company or any other owner of any Confidential Information may suffer irreparable harm if Consultant were to violate any of the foregoing undertakings and therefore agrees that, in addition to any other remedies such party may have, it shall be entitled (without the requirement of posting any bond) to seek from a court of competent jurisdiction an injunction restraining the violation of any such undertaking (or any participation therein).

     6. Ownership of Work Product. While working on assignments for Company, all
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items, programs, ideas and the like and all work product, each relating to video technology, including source code, table structures, forms, reports and programming tools created by or with the assistance of Consultant pursuant to this Agreement, whether prepared on or off Company premises, shall be and remain the property of the Company alone, and shall be deemed to be works made for hire. To the extent that any items may not, by operation of law, be works made for hire, Consultant hereby assigns to Company the ownership of all rights, titles and interests in such items, including but not limited to copyrights, and the Company shall have the right to obtain and hold in its own name copyright or other protection which may be available or become available in the items. Consultant agrees to give Company, its designees, or assignees all assistance reasonably required to perfect such rights, titles and interests. Consultant agrees to disclose promptly to Company all inventions, discoveries, formulas, processes, designs, trade secrets and other useful information and know-how made, discovered or developed by Consultant alone or in conjunction with any other person or entity during the term of this Agreement that are based on, derived from or make use of any Confidential Information or any other information disclosed to or acquired by Consultant during the term of the Agreement and all such information shall be deemed Confidential Information.

     7. Termination. Consultant may cancel this Agreement forthwith upon written
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notice. At such time as Company has made final payment of the full $120,000 amount provided for in paragraph 3, Company will have no further obligation or liability to Consultant, under this Agreement.

     9.  Notices. All notices under this Agreement shall be made in writing and
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shall be deemed properly delivered when (i) delivered personally, or (ii) by the mailing of such notice to the parties entitled thereto, registered or certified mail, postage prepaid to the parties at the addresses set forth above, and in the case of Company, to the attention of the General Counsel.

     10. Nonassignability. Consultant shall not subcontract or assign the
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Agreement, or otherwise dispose of its right, title, or interest therein or any part thereof to any third party, without obtaining the prior written consent of the Company. Consent by the Company to any assignment or the Agreement shall not be deemed to create a contractual relationship between the Company and the subcontracting party or assignee.

     11. Compliance with Law and Company Policies; Personal Securities
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Transactions. Consultant shall perform its duties hereunder in accordance with
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all applicable federal, state and local laws, rules, regulations and codes. Consultant shall comply with all Company standards, rules, procedures and policies relating to or affecting the conduct of Consultant's personnel.

     Without limiting the foregoing, Consultant will comply with Company's rules and policies with respect to security of and access to Company's premises and telephone and electronic mail facilities. Any software Consultant wishes to load onto Company's computers or computer system must be approved in writing by Company prior to Consultant loading such software. Company agrees to inform Consultant of and Consultant agrees to follow all Company standards and policies related to the Company computer systems (e.g., security, environmental, disaster recovery, virus detection and removal). Consultant shall use Company software, hardware and data solely for the purposes contemplated hereby.

     Without limiting the foregoing, Consultant will comply with Company's Code of Ethics which restricts personal securities transactions executed, directly or indirectly, by or on behalf of any person (including Consultant and Consultant's directors, officers, employees, agents, consultants and representatives) with access to Company's Confidential Information. In the event Consultant desires to engage in any personal securities transaction within the scope of Company's Code of Ethics during the term of this Agreement, it shall first contact Company's General Counsel in order to ensure that Consultant is in full compliance with Company's Code of Ethics.

     Consultant shall indemnify Company for any loss or damage that may be sustained by Company by reason of Consultant's failure to comply with this
Section 12.

     12. Subcontracting, Responsibility for Employees and Agents The hiring or
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use of outside services, subcontractors or consultants by Consultant in connection with this Agreement shall not be permitted without the prior written approval of Company. Consultant shall be fully responsible for all acts or omissions of its employees, officers, directors, agents, consultants and representatives, including without limitation their compliance with the terms of this Agreement.

     13. Consultant's Employees Consultant represents, warrants and covenants
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that all personnel used by Consultant in performing its duties hereunder shall be employees of Consultant. In no event shall such personnel be deemed in any way to be employees of Company. Consultant acknowledges and agrees that this consulting arrangement shall not give or extend to Consultant any rights with respect to contributions by the Company to any deferred compensation plan, bonus plans, or fringe benefits (including, but in no way limited to holiday pay, medical or life insurance benefits, sick pay or paid vacation), and further agrees to hold the Company harmless from any employment, income or other taxes or any other damages which may be assessed in connection with payments to Consultant or which may be suffered by Company due to any breach of the foregoing warranties.

     14. Miscellaneous. This Agreement and the Confidentiality Agreement contain
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the entire agreement between the parties hereto and supersedes all prior and contemporaneous agreements, arrangements, negotiations and understandings between the parties hereto, relating to the subject matter hereof. There are no other understandings, statements, promises or inducements, oral or otherwise, contrary to the terms of these agreements. No waiver of any term, provision, or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or shall constitute, a waiver of any other provision hereof, whether or not similar, nor shall such waiver constitute a continuing waiver, and no waiver shall be binding unless executed in writing by the party making the waiver. Consultant's obligations in Sections 5, 6 and 7 shall survive termination of this Agreement.

     This Agreement shall bind and inure to the benefit of each party and each party's agents, representatives, successors, heirs and assigns.

     This Agreement may be executed in any number or counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed one and the same instrument.

     Notwithstanding any other provision of this Agreement, each party hereto, as a part of the consideration for this Agreement, agrees that any controversy or claim arising out of this agreement or a breach thereof shall, on written request or either party served on the other, be submitted to binding arbitration. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction. The parties shall each appoint one person to hear and determine the dispute, and if they shall be unable to agree, then the two persons so chosen shall select a third impartial arbitrator whose decision shall be final and conclusive upon both parties. The cost of such arbitration shall be borne by the losing party, or in such proportions as the arbitrators shall decide. Arbitration shall take place in Boston, Massachusetts and shall be conducted in accordance with the Rules of the American Arbitration Association.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement by duly authorized officers thereof as of the date first above written.

FOCUS Enhancements, Inc.              Consultant


By: /s/ William B. Coldrick           By: /s/ Thomas L. Massie
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Print: William B. Coldrick            Print: Thomas L. Massie
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Title: Vice Chairman of the Board
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